UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2019 (May 31, 2019)

HEALTHCARE REALTY TRUST INCORPORATED
(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700, Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)

(615) 269-8175
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	HR	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement
The information provided in Item 2.03 below is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On May 31, 2019, Healthcare Realty Trust Incorporated (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Facility”) with Wells Fargo Bank, National Association, as Administrative Agent; Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A., as Joint Book Runners; Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., U.S. Bank National Association, and PNC Capital Markets LLC as Joint Lead Arrangers; JPMorgan Chase Bank, N.A., U.S. Bank National Association, and PNC Bank, National Association as Co-Syndication Agents; and the other lenders named therein (collectively, the “Lenders”). The Credit Facility replaces the Company’s former $700 million unsecured credit facility due 2020 (the “Former Credit Facility”) to, among other things, extend the maturity date and reduce the applicable margin over LIBOR by 10 basis points.
The Credit Facility is an unsecured, $700 million, four-year revolving credit facility with a $90 million sublimit for standby letters of credit and a $60 million sublimit for swingline loans. The Credit Facility matures on May 31, 2023. On May 31, 2019, the Former Credit Facility was repaid in full, with $298 million being transferred to the Credit Facility. At closing, proceeds from the Term Loan (defined below) were applied to the Credit Facility, leaving balances of $253 million on the Credit Facility and $200 million on the Term Loan, respectively.
Loans outstanding under the Credit Facility will bear interest at a rate equal to LIBOR plus an applicable margin rate. The margin rate, which depends on the Company's credit ratings, ranges from 0.775% to 1.45% per annum (currently 0.90%). In addition, the Company pays a facility fee on the aggregate amount of commitments at a rate per annum ranging from 0.125% to 0.30% (currently 0.20%), also based on the Company’s unsecured debt ratings.
The Credit Facility contains covenants that are customary for agreements of this type. These covenants include, among others: a limitation on the incurrence of additional indebtedness; a limitation on mergers, investments, acquisitions, redemptions of capital stock, transactions with affiliates; and maintenance of specified financial ratios. The Credit Facility may be extended for two additional periods of six months each at the Company’s option, subject to certain conditions. The fee for each such extension would be 0.0625%
The Credit Facility contains customary provisions relating to events of default for agreements of this type. The nonpayment of any outstanding principal, interest, fees or amounts due under the Credit Facility and the failure to perform or observe covenants in the loan documents, among other things, could result in events of default.
Also on May 31, 2019, the Company entered into an Amended and Restated Term Loan Agreement (the "Term Loan") with Wells Fargo Bank, National Association as Administrative Agent; PNC Bank, National Association, and U.S. Bank National Association as Syndication Agents; Bank of Montreal, Fifth Third Bank, and Branch Banking and Trust Company as Documentation Agents for the Tranche A Term Loan Facility; Bank of Montreal and Fifth Third Bank as Documentation Agents for the Tranche B Term Loan Facility; Wells Fargo Securities, LLC, PNC Capital Markets LLC, and U.S. Bank National Association as Joint Lead Arrangers and Joint Book Runners; and the other lenders named therein. The Term Loan amends and restates the Company's Term Loan due 2022 (the "Former Term Loan") to, among other things: (i) increase the amount of the existing loans thereunder to $200 million; (ii) extend the maturity date of the existing loans thereunder; (iii) reduce the applicable margin over LIBOR for the existing loans thereunder by 10 basis points; and (iv) add a $150 million seven-year term loan facility.
The Term Loan is an unsecured term loan agreement consisting of: (i) a $200 million senior unsecured term loan facility with a five-year term (the "Tranche A Term Facility"); and (ii) a $150 million senior unsecured term loan facility with a seven-year term (the "Tranche B Term Facility").
The Tranche A Term Facility was fully drawn with $200 million outstanding on May 31, 2019 and matures on May 31, 2024. Loans outstanding under the Tranche A Term Facility will bear interest at a rate equal to LIBOR plus an applicable margin rate. The margin rate, which depends on the Company's credit ratings, ranges from 0.85% to 1.65% per annum (currently 1.00%).

The Tranche B Term Facility has a delayed draw feature that allows the Company up to nine months to draw against the commitments. At May 31, 2019, no loans were outstanding under the Tranche B Term Facility. The Tranche B Term Facility will mature on June 1, 2026. Loans outstanding under the Tranche B Term Facility will bear interest at a rate equal to LIBOR plus an applicable margin rate. The margin rate, which depends on the Company's credit ratings, ranges from 1.45% to 2.40% per annum (currently 1.60%). Committed amounts that remain undrawn are subject to a ticking fee ranging from 0.125% to 0.30% per annum (currently 0.20%), also based on the Company's unsecured debt ratings.
The Term Loan contains covenants that are customary for agreements of this type. These covenants include, among others: a limitation on the incurrence of additional indebtedness; a limitation on mergers, investments, acquisitions, redemptions of capital stock, transactions with affiliates; and maintenance of specified financial ratios.
The Term Loan contains customary provisions relating to events of default for agreements of this type. The nonpayment of any outstanding principal, interest, fees or amounts due under the Term Loan and the failure to perform or observe covenants in the loan documents, among other things, could result in events of default.
The above descriptions of the Credit Facility and Term Loan do not purport to be complete and are qualified in their entirety by the full text of the Credit Facility and Term Loan, which are filed hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Information
The Credit Facility and Term Loan bear interest at a floating rate. To mitigate exposure to fluctuating interest rates, the Company enters into interest rate swaps from time to time. On May 15, 2019, the Company entered into two additional interest rate swaps totaling $50.0 million to hedge the 1-month LIBOR portion of the cost of borrowing under the Company's variable rate debt to a fixed rate of 2.13%. As of May 31, 2019, the Company had eight interest rate swaps outstanding in the aggregate notional amount of $175.0 million with maturity dates ranging from December 2023 to May 2026 and with a weighted average fixed interest rate of 2.29%, before the applicable margin rates, currently 100 to 160 basis points, as disclosed above.

Item 9.01 Financial Statements and Exhibits
10.1 Credit Agreement, dated as of May 31, 2019, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders that are party thereto.

10.2 Term Loan, dated as of May 31, 2019, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders that are party thereto.

99.1 Press release, dated May 31, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED By: /s/ J. Christopher Douglas
J. Christopher Douglas
Executive Vice President and Chief Financial Officer

Date: May 31, 2019